SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2006
Youbet.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-26015	95-4627253
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5901 De Soto Avenue,
Woodland Hills,
California	91367
(Address of principal executive offices)	(Zip Code)
(818) 668-2100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 8.01. Other Events.
As previously reported, on February 10, 2006, Youbet.com, Inc., through its wholly-owned subsidiary, UT Gaming, Inc., acquired from UT Group LLC all of the issued and outstanding common stock of United Tote Company. As partial consideration for Youbet’s acquisition of United Tote, Youbet issued to UT Group 2,181,818 shares of its common stock. Pursuant to a stockholder rights agreement between Youbet and UT Group, Youbet agreed to file a registration statement with the Securities and Exchange Commission to register the shares of Youbet common stock issued to UT Group. In connection with the filing of this registration statement, Youbet is providing United Tote’s unaudited financial statements for the three months ended December 31, 2005 and December 31, 2004 and updated pro forma financial information giving effect to Youbet’s acquisition of United Tote.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

Audited financial statements of United Tote Company for the year ended December 31, 2004 and as of and for the nine months ended September 30, 2005 were included with a current report on Form 8-K dated February 10, 2006 and filed by Youbet on February 13, 2006.

Unaudited financial statements of United Tote Company as of and for the three months ended December 31, 2005 and December 31, 2004 are included with this report as Exhibit 99.1.

(b)	Pro Forma Financial Information.

Pro forma financial information giving effect to Youbet’s acquisition of United Tote is included with this report as Exhibit 99.2.

(c)	Exhibits:
99.1	Unaudited financial statements of United Tote Company.

99.2	Unaudited pro forma financial statements of Youbet.com, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUBET.COM, INC.
Date: April 21, 2006	By:	/s/ Charles F. Champion
Charles F. Champion
President and Chief Executive Officer